UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2009
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification Number)

4211 South 102nd Street Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 20, 2009, TD AMERITRADE, Inc., a wholly owned indirect subsidiary of TD AMERITRADE Holding Corporation, finalized settlements with each of the U.S. Securities and Exchange Commission (“SEC”), the New York Attorney General’s Office (“NYAG”) and the Pennsylvania Securities Commission acting on behalf of the North American Securities Administrators Association (“PSC-NASAA” and collectively with the SEC and the NYAG, the “Regulators”), concluding investigations by the Regulators into TD AMERITRADE Inc.’s offer and sale of auction rate securities (“ARS”).
The SEC accepted TD AMERITRADE Inc.’s offer of settlement on July 16, 2009 and entered an Order Instituting Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 and Section 15(b) of the Securities Exchange Act of 1934, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order (“Order”) on July 20, 2009. TD AMERITRADE, Inc. did not admit or deny any of the findings or allegations contained within the SEC’s Order, and no penalty was imposed.
The NYAG accepted TD AMERITRADE, Inc.’s offer of settlement and entered an Assurance of Discontinuance (“AOD”) pursuant to Executive Law § 63(15) on July 20, 2009. TD AMERITRADE, Inc. did not admit or deny any of the findings or allegations contained within the AOD, and no penalty was imposed.
The PSC-NASAA accepted TD AMERITRADE, Inc.’s offer of settlement and entered Findings of Fact, Conclusions of Law and Order (“FCO”) on July 20, 2009 in connection with TD AMERITRADE, Inc.’s offer and sale of ARS in each state in the United States except New York and the territories of Puerto Rico and U.S. Virgin Islands. TD AMERITRADE, Inc. did not admit or deny any of the findings or allegations contained within the FCO, and no penalty was imposed.
Pursuant to these agreements, TD AMERITRADE, Inc. will offer to purchase at par plus accrued but unpaid dividends and interest to the day of purchase Eligible ARS (defined below) from Eligible Customers (defined below) no later than August 10, 2009. For those Eligible Customers with assets at TD AMERITRADE, Inc. of $250,000 or less as of March 13, 2009, TD AMERITRADE, Inc.’s offer to purchase Eligible ARS will remain open for a period of seventy-five days from the date on which the offer to purchase is sent. For those Eligible Customers with assets at TD AMERITRADE, Inc. of more than $250,000 as of March 13, 2009, TD AMERITRADE, Inc.’s offer to purchase Eligible ARS will remain open until at least March 23, 2010, subject to extension. TD AMERITRADE, Inc. will use its best efforts to effectuate all purchases of Eligible ARS by March 31, 2010, and in no event will the purchases extend beyond June 30, 2010.
In addition, TD AMERITRADE, Inc. has agreed to (1) engage in good faith negotiations with those customers who request that TD AMERITRADE, Inc. buy back ARS if they purchased

Eligible ARS at TD AMERITRADE, Inc. prior to February 13, 2008 but transferred such Eligible ARS away from TD AMERITRADE before January 24, 2006 in an attempt to resolve the customer’s request; (2) use its best efforts to identify Eligible Customers who took out loans from TD AMERITRADE, Inc. after February 13, 2008 secured by Eligible ARS that were not successfully auctioning at the time the loan was taken and who paid interest associated with the ARS-based portion of those loans in excess of the total interest and dividends received on the Eligible ARS during the duration of the loan (the “Loan Cost Excess”) and reimburse such customers for the Loan Cost Excess; (3) use its best efforts to identify any Eligible Customers who purchased Eligible ARS and subsequently sold those securities below par between February 13, 2008 and July 20, 2009 and pay the customer the difference between par and the price at which the customer sold the Eligible ARS, plus reasonable interest thereon (the “ARS Losses”); and (4) participate in special arbitration procedures, under the auspices of the Financial Industry Regulatory Authority, for the exclusive purpose of arbitrating an Eligible Customer’s claim for consequential damages against TD AMERITRADE, Inc. related to the customer’s investment in Eligible ARS.
“Eligible ARS” are ARS that were purchased at TD AMERITRADE, Inc. on or before February 13, 2008 and that have failed at auction at least once since February 13, 2008. Eligible ARS excludes ARS that were purchased at TD AMERITRADE, Inc. or through entities acquired by TD AMERITRADE, Inc.’s parent companies in accounts owned, managed or advised by or through independent registered investment advisers. “Eligible Customers” are the following current and former account owners who purchased and did not transfer Eligible ARS away from TD AMERITRADE, Inc. prior to January 24, 2006, and who held those securities on February 13, 2008: natural persons; charities, endowments or foundations with Internal Revenue Code Section 501(c)(3) status; and small businesses and institutions, including trusts, corporate trusts, corporations, employee pension plans/ERISA and Taft Hartley Act plans, educational institutions, incorporated not-for-profit organizations, limited liability companies, limited partnerships, non-public companies, partnerships, personal holding companies, unincorporated associations, and government and quasi-government entities, with total assets at TD AMERITRADE, Inc. of $10 million or less as of March 13, 2009.
TD AMERITRADE, Inc. estimates Eligible ARS with a total par value of approximately $456 million may be outstanding as of July 16, 2009. The potential amount of future payments that may be required to be made in connection with the aggregate Loan Cost Excess and the aggregate ARS Losses is currently unknown.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: July 22, 2009	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer